UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.      )
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AMICAS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 26, 2005
Dear Stockholder:
      We cordially invite you to attend the 2005 Annual Meeting of Stockholders of AMICAS, Inc. to be held at 10:00 a.m. on Friday, June 10, 2005 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts. Please note that this is a different location than where the meeting has been held in recent years.
      During the Annual Meeting, we will discuss each item of business described in the attached Proxy Statement and give a report on the Company’s business. There may also be time for questions. We hope that it will be possible for you to attend.
      The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.
      Please date, sign, and return your proxy card in the enclosed envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.
      On behalf of AMICAS, thank you for your continued support and interest in our company.

Sincerely,

Stephen N. Kahane, MD
CEO and Vice Chairman

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 10, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMICAS, Inc. will be held on:

Date & Time:	Friday, June 10, 2005 at 10:00 a.m., local time;
Location:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street, 26th floor Boston, Massachusetts
      For the following purposes:

1.	To elect six (6) members of the Board of Directors to hold office until the 2006 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.
      Only the holders of record of common stock of AMICAS, Inc. at the close of business on April 25, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on April 25, 2005 will be available, during ordinary business hours, for ten (10) days prior to the meeting date for examination by any stockholder, his, her or its agent, or his, her or its attorney.
      Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Stephen Hicks
Corporate Secretary
April 26, 2005
Boston, Massachusetts
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1
ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 10, 2005

       The 2005 Annual Meeting of Stockholders of AMICAS, Inc. (“Annual Meeting”) will be held on Friday, June 10, 2005 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts, beginning at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about April 29, 2005.
      As used in this Proxy Statement, the terms “AMICAS,” the “Company” and “we” each refers to AMICAS, Inc. (formerly known as VitalWorks Inc.) and shall include its subsidiary, Amicas PACS, Corp. (formerly Amicas, Inc.), unless the context otherwise requires.
GENERAL INFORMATION
Why am I receiving this Proxy Statement and proxy card?
      You are receiving a Proxy Statement and proxy card because you own shares of common stock in AMICAS. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make informed decisions.
      When you sign the proxy card, you appoint Stephen N. Kahane, Joseph D. Hill and Stephen Hicks as your representatives at the meeting. Dr. Kahane and Messrs. Hill and Hicks will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.
      If an issue comes up for vote at the meeting that is not on the proxy card, Dr. Kahane and Messrs. Hill and Hicks will vote your shares in accordance with their best judgment.
What am I voting on?
      You are being asked to vote on:

•	the election of six (6) directors; and

•	the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.
      No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Who is entitled to vote?
      Only holders of record of common stock of AMICAS as of the close of business on April 25, 2005 are entitled to vote. This is referred to as the “Record Date.” Each share of common stock is entitled to one vote.

How do I vote?
      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” the named nominees for directors and “FOR” the ratification of the appointment of the independent registered public accounting firm (“registered accountants”).
      You may vote over the Internet. You can access the Internet voting system at the Web address http://www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot.
      You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your broker or other nominee in order to vote at the meeting.
How many votes do you need to hold the meeting?
      Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.
      As of the Record Date, 44,920,938 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 14,973,646 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a “quorum.”
      Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in a street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.
      If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.
What if I change my mind after I return my proxy?
      You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending timely written notice to our Corporate Secretary at AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135;

•	signing, and returning to us in a timely manner, another proxy with a later date; or

•	voting in person at the meeting.
Will my shares be voted if I do not sign and return my proxy card?
      If your shares are held in a street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.
      A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in a street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
How many votes must the nominees for election as directors receive to be elected?
      The six (6) nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.
      If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six (6) nominees.
How many votes are required to approve the ratification of the appointment of the registered accountants?
      The ratification of the appointment of the registered accountants requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.
How will votes be counted?
      Election of Directors. You may vote “FOR” or you may “WITHHOLD AUTHORITY” on voting for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee. Your shares will then be voted only for the remaining nominees.
      Ratification of the Appointment of Independent Registered Public Accounting Firm. You may vote “FOR” or “AGAINST” the ratification of the appointment of the registered accountants, or you may “ABSTAIN” from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because ratification of the appointment of the registered accountants requires a vote “FOR” such ratification by a majority of shares voting, abstentions and “broker non-votes” will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the appointment of the registered accountants.
      All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”
Is my vote confidential?
      Only the inspector of elections and certain employees of AMICAS will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential unless you ask that your name be disclosed.

Where do I find the voting results of the meeting?
      We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2005. That report will be filed with the Securities and Exchange Commission, and you can obtain a copy on our website at http://www.amicas.com/about/investorrelations.asp, by contacting our investor relations department at (617) 779-7892, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the Securities and Exchange Commission’s EDGAR system at http://www.sec.gov.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors has nominated six (6) individuals to stand for election as directors at the Annual Meeting. Five (5) of these nominees are currently serving as directors. Each director elected at the Annual Meeting will serve until the 2006 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.
      Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than six (6) directors.
      The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals. Each individual’s age is as of the date of this Proxy Statement.
      Kenneth R. Adams, age 69, has served as a director since March 2001. From 1984 until his retirement in 1998, Mr. Adams served in various capacities with SunGard Data Systems Inc., a provider of integrated information technology solutions to the financial services industry. From October 1988 until December 1995, Mr. Adams was chairman and chief executive officer of the SunGard Disaster Recovery business unit, and from January 1996 until December 1998, Mr. Adams served as chief executive officer of SunGard Healthcare Systems Inc.
      Phillip M. Berman, M.D., age 51, has not previously served as a director of AMICAS. Since May 2003, Dr. Berman has worked for Canyon Imaging Network PLLC as a managing member and director of Imaging Services at Carondelet Imaging Center in Tucson, Arizona. For a five month period in the second half of 2003 he served as an advisor to Algotec, Inc. From January 2001 to May 2003, Dr. Berman served in various positions, including managing director, group vice president and Vice President for Eastman Kodak Company’s Kodak Health Imaging. He was the president and general manager of AuntMinnie.com, a vertical portal for medical imaging professionals, which he founded in July 1999. Dr. Berman has served as a director on numerous Boards including Mobility, Inc., Protein Polymer Technology Inc. and CompuMed. Dr. Berman is a cum laude graduate of both Harvard University and the Medical College of Pennsylvania. He completed his residency in radiology at UC San Diego.
      Stephen J. DeNelsky, age 37, has served as a director since March 2001. Since October 2004, Mr. DeNelsky has served as general partner of Sapphire Capital Management LP. From March 2003 until October 2004, Mr. DeNelsky worked at Copper Arch Capital, LLC as a senior research analyst. From

November 2001 through March 2003, he served as the portfolio manager of Forstmann-Leff Associates, LLC. In December 2000, Mr. DeNelsky founded Sapphire Capital Management LLC, a New York-based investment fund, and he served as its managing partner until November 2001. From June 1999 until December 2000, he was a senior research analyst at Credit Suisse First Boston’s Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors.
      Stephen N. Kahane, M.D., M.S., age 47, has served as our Chief Executive Officer since September 1, 2004, and as a director and Vice Chairman since March 2001. Dr. Kahane also served as our President from September 1, 2004 through March 28, 2005. He was our Chief Strategy Officer from March 2001 until August 31, 2004. From November 1999 until March 2001, Dr. Kahane served as President of E-Health and then as Chief Strategy Officer of our then medical software division. From October 1996 until November 1999, Dr. Kahane served as president and chief executive officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. We acquired Datamedic in 1999. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center.
      David B. Shepherd, age 54, has served as a director since June 2001. Since 1990, Mr. Shepherd served, and continues to serve, as a vice president and as the chief financial officer of Louis Dreyfus Property Group Inc., an international commercial property company owned by Louis Dreyfus S.A.S. Prior to joining Louis Dreyfus, from 1975 until 1990, Mr. Shepherd was a certified public accountant with the audit practice of Ernst & Young LLP.
      Lisa W. Zappala, age 45, has served as a director since March 2004. Since July 2004, Ms. Zappala has provided business and financial consultant services for various entities. From July 1993 to December 2004, Ms. Zappala worked for Aspen Technology, a supplier of software and services to the process industries, in various capacities, including senior adviser, chief financial officer (July 1998 to July 2003), senior vice president, director of financial operations and treasurer. Prior to joining Aspen Technology, Ms. Zappala practiced public accounting for more than eleven years at Arthur Andersen & Co. as a certified public accountant. Ms. Zappala also serves on the board of directors of Clark & Reid and Optimum Logistics, two privately held companies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.
The Board of Directors
      Meetings and Attendance. In 2004, the Board of Directors held 15 regular meetings and acted 8 times by unanimous written consent. Each director that served on the Board of Directors in 2004 attended more than 75% of the Board meetings and those committees of which such director was a member. Directors are invited to attend the Annual Meeting but we have no specific policy requiring attendance by directors at such meeting.
      Independent Directors. Under applicable rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that Mr. Adams, Dr. Berman, Mr. DeNelsky, Mr. Shepherd and Ms. Zappala are each independent directors as defined by the NASDAQ rules. The independent directors held 8 executive session meetings in 2004. In 2005, Mr. DeNelsky was, upon the recommendation of independent directors, appointed Lead Director by the Board of Directors.
      Communications. Stockholders interested in communicating with the Board of Directors or any individual director may do so by writing to: AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135

attn: Corporate Secretary, or by email to AMCSboard@amicas.com. These communications will be forwarded to the appropriate director or directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Code of Business Conduct and Ethics. The Board of Directors adopted a Code of Business Conduct and Ethics effective July 1, 2003 for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. We have retained EthicsPoint, Inc. to provide an anonymous and confidential method to report Code violations or voice concerns. EthicsPoint, Inc. and the Company’s general counsel are the designated contacts for any complaints or reported violations concerning the Code. This Code is available on our website at http://www.amicas.com/about/investorrelations.asp. We intend to disclose any amendments to, or waivers from, our Code on our website. Stockholders may request a free copy of the Code by writing to Investor Relations, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135.
Committees of the Board of Directors
      Audit Committee. The Board of Directors maintains a standing Audit Committee. From January 2004 until March 2004, the Audit Committee was composed of Kenneth R. Adams, Stephen J. DeNelsky and David B. Shepherd. In March 2004, Lisa W. Zappala replaced Mr. Adams on the Audit Committee. All Audit Committee members are independent directors as defined by the rules of The NASDAQ Stock Market and the Securities and Exchange Commission. Both Mr. Shepherd, the chair of the Audit Committee, and Ms. Zappala are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. The Audit Committee held 7 meetings during 2004.
      In 2004, the Board of Directors adopted a revised written charter for the Audit Committee. A copy of the Audit Committee charter is available on our website at http://www.amicas.com/about/investorrelations.asp. The principal functions of the Audit Committee are set forth in its charter and the report of the Audit Committee is set forth in this Proxy Statement.
      Compensation Committee. The Board of Directors maintains a standing Compensation Committee chaired by Mr. Adams. From January 2004 until July 2004, the Compensation Committee was composed of Kenneth R. Adams, Stephen J. DeNelsky and David B. Shepherd. In July 2004, Ms. Zappala replaced Mr. DeNelsky on the Compensation Committee. All Compensation Committee members are independent directors as defined by the rules of The NASDAQ Stock Market. The Compensation Committee held 14 meetings during 2004.
      The principal functions of the Compensation Committee are to establish the compensation policies applicable to our executive officers and certain other officers, and determine the annual compensation of each such officer, exercise all rights, authority and functions of the Board of Directors under our various stock incentive plans and perform such other duties as the Board of Directors from time to time may direct.
      Nominating and Corporate Governance Committee. The Board of Directors maintains a standing Nominating and Corporate Governance Committee chaired by Mr. DeNelsky. In 2004, the Nominating and Corporate Governance Committee consisted of Messrs. Adams, DeNelsky and Shepherd. In 2004, the Board amended its Nominating Committee charter to add corporate governance duties and renamed the committee the Nominating and Corporate Governance Committee. The written charter for the Nominating and Corporate Governance Committee is available on our website at http://www.amicas.com/about/ investorrelations.asp. All members of the Nominating and Corporate Governance Committee are

independent directors as defined by the rules of The NASDAQ Stock Market. This committee held 5 meetings during 2004.
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, interviews of selected candidates by members of the Committee and the Board, and developing.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee charter. These criteria include the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as independence, business experience, diversity, and personal skills in software, other technology, finance, marketing, business, financial reporting, accounting, health care and other areas that are expected to contribute to an effective Board. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o General Counsel, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals” on page 28 of this Proxy Statement.
      At the Annual Meeting, stockholders will be asked to consider the election of Phillip M. Berman, who has been nominated for election as director for the first time. Mr. Berman is an independent director as defined by the rules of The NASDAQ Stock Market. Mr. Berman was originally proposed to the Nominating and Corporate Governance Committee by our Chief Executive Officer, Dr. Kahane and, upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined to include Mr. Berman among its nominees.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of filings made by reporting persons with the Securities and Exchange Commission or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2004, all filings required to be made by our reporting persons were, except for the option grants set forth below, timely made in accordance with the requirements of the Exchange Act. The Company has recently developed new procedures to ensure improved compliance on an on-going basis.

Director/Officer	Option Grant Date	Form 4 Filed

Kenneth R. Adams	March 7, 2004 (anniversary date grant pursuant to Director Option Plan)	April 6, 2004
Stephen J. DeNelsky	March 7, 2004 (anniversary date grant pursuant to Director Option Plan)	April 6, 2004
Sarah Walsh	April 2, 2004 (incentive compensation grant)	June 24, 2004
Kevin Silk	April 2, 2004 (incentive compensation grant)	June 24, 2004
Wendy McCuiston	April 2, 2004 (incentive compensation grant)	June 24, 2004
Pamela Hannah	April 2, 2004 (incentive compensation grant)	June 24, 2004
Chris Lippi	April 2, 2004 (incentive compensation grant)	June 24, 2004
Daren McCormick	April 2, 2004 (incentive compensation grant)	June 24, 2004
Joseph M. Walsh	April 26, 2004 (incentive compensation grant)	June 24, 2004
Michael A. Manto	April 26, 2004 (incentive compensation grant)	June 24, 2004
Stephen N. Kahane	April 26, 2004 (incentive compensation grant)	June 24, 2004
Stephen Hicks	April 26, 2004 (incentive compensation grant)	June 24, 2004
David B. Shepherd	June 13, 2004 (anniversary date grant pursuant to Director Option Plan)	June 24, 2004
Compensation of Directors

Employee Directors

We do not pay directors who are also AMICAS employees any additional compensation for their services as directors.

Non-Employee Directors
     Quarterly Payments:

Beginning in 2004, and continuing in 2005, non-employee directors are paid $4,000 per calendar quarter of service.

•	In 2004, non-employee directors Messrs. Adams, DeNelsky and Shepherd received $16,000 for a full year of service;

•	Ms. Zappala received $13,333.00 for the period beginning on the date of her appointment to the Board of Directors — March 1, 2004 to December 31, 2004; and

•	Mr. Manto received $4,000 for the period October 1, 2004 to December 31, 2004 representing the period he served as a non-employee director.
     Annual Payments:

•	In 2004, Messrs. Adams, DeNelsky and Shepherd each received a one time cash payment of $20,000.

•	Beginning in 2005, each non-employee director will receive $10,000 for each year or a pro rata portion thereof, of service as a non-employee director.
     Directors Stock Option Plan:

We also compensate our non-employee directors through our Directors Stock Option Plan, adopted by our directors and approved by our stockholders in June 1998.

The Directors Stock Option Plan provides to each director who is not an employee of AMICAS or its subsidiaries, at the time he or she is first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of common stock. On each anniversary of such director’s service on the Board, each such non-employee director receives an annual grant of an option to purchase 2,500 shares of common stock pursuant to the Directors Stock Option Plan. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors from time to time; however, in practice, the Board of Directors approves, at its discretion and upon the recommendation of the Compensation Committee, additional grants of options to non-employee directors. The Board of Directors, upon the recommendation of the Compensation Committee, has approved the following additional grants to such directors: an option to purchase 4,500 shares effective as of the date of each Annual Meeting of Shareholders beginning at the 2005 Annual Meeting with an additional grant option to purchase 3,000 shares to the Audit Committee chair person and Lead Director. All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the trading day immediately preceding the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised.

Pursuant to the Directors Stock Option Plan, in 2004 we granted Ms. Zappala an option to purchase 10,000 shares, and Messrs. Adams, DeNelsky and Shepherd were each granted an option to purchase 2,500 shares. In March 2005, we granted to each of Ms. Zappala and Messrs. Adams, DeNelsky and Shepherd an option to purchase 2,500 shares. We expect to grant Dr. Berman an option to purchase 10,000 shares upon his election as a director.

As of December 31, 2004, there were 315,834 shares of common stock reserved for issuance under the Directors Stock Option Plan. In addition, as of December 31, 2004, options to acquire 83,750 shares of our common stock had been granted and were outstanding pursuant to the Directors Stock Option Plan at a weighted average exercise price of $3.24 per share.
Stock Ownership of Certain Beneficial Owners And Management
      The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 15, 2005 by:

•	each stockholder that we know is the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each individual named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

      Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 44,920,938 shares outstanding as of April 15, 2005, plus all common stock issuable on exercise of options within 60 days of April 15, 2005 held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

William Blair & Company, L.L.C.(1)	6,164,654	13.7%
Corsair Capital(2)	5,923,797	13.2%
Wellington Management Co. LLP(3)	5,040,482	11.2%
Joseph M. Walsh(4)	2,885,101	6.2%
Brown Brothers Harriman & Co.(5)	2,727,683	6.1%
Stephen N. Kahane, M.D., M.S.(6)	2,229,665	4.7%
Michael A. Manto(7)	1,410,476	3.1%
C. Daren McCormick(8)	364,649	*
Kenneth R. Adams(9)	233,350	*
Stephen Hicks(10)	232,170	*
Eric Montgomery(11)	51,831	*
Hamid Tabatabaie(12)	51,666	*
David B. Shepherd(13)	51,250	*
Joseph D. Hill(14)	33,333	*
Stephen J. DeNelsky(15)	31,250	*
Lisa W. Zappala(16)	5,000	*
All current directors and executive officers as a group 11 persons) (17)	7,231,880	14.3%

*	Less than one percent.

(1)	Number of shares beneficially owned based solely upon a Schedule 13G/ A filed by William Blair & Company, L.L.C. on January 10, 2005. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, Illinois 60606.

(2)	Number of shares beneficially owned based solely upon a Schedule 13G/ A filed jointly by Corsair Capital Partners, L.P. (“Corsair Capital”), Corsair Long Short International, Ltd. (“Corsair International”), Corsair Select, L.P. (“Corsair Select”), Corsair Capital Partners 100, L.P. (“Corsair 100”), Corsair Capital Investors, Ltd. (“Corsair Investors”), Corsair Capital Management, L.L.C. (“Corsair Management”), Jay R. Petschek (“Mr. Petschek”), Steven Major (“Mr. Major”) and Shai Gerson (“Mr. Gerson”) (collectively, the “Reporting Persons”), on February 15, 2005. According to the Schedule 13G/ A: Corsair Capital beneficially owns 2,572,966 shares of common stock. Corsair International beneficially owns 233,500 shares of common stock. Corsair Select beneficially owns 1,586,426 shares of common stock. Corsair 100 beneficially owns 104,006 shares of common stock. Corsair Investors beneficially owns 333,669 shares of common stock. Corsair Management, as the investment manager of each of Corsair Capital, Corsair International, Corsair

Select, Corsair 100 and Corsair Investors is deemed to beneficially own the 4,830,567 shares of common stock beneficially owned by them and an additional 947,200 shares of common stock held in separate accounts managed by it. Mr. Petschek, as a controlling person of Corsair Management, is deemed to beneficially own the 5,777,767 shares of common stock beneficially owned by Corsair Management and the beneficial owner of an additional 52,300 shares of common stock that he owns personally or through separate accounts managed by him. Mr. Major is a controlling person of Corsair Management and is deemed to beneficially own the 5,777,767 shares of common stock beneficially owned by Corsair Management and the beneficial owner of an additional 80,900 shares of common stock that he owns personally or through separate accounts managed by him. Mr. Gerson is the beneficial owner of 12,830 shares of common stock. Collectively, the Reporting Persons beneficially own 5,923,797 shares of common stock. The address for each of Corsair Capital, Corsair Select, Corsair 100, Corsair Management, Mr. Petschek and Mr. Major is 350 Madison Avenue, 9th Floor, New York, New York 10017. The address for each of Corsair International and Corsair Investors is c/o M&C Corporate Services Limited, P.O. Box 309, Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

(3)	Number of shares beneficially owned based solely upon a Schedule 13G/ A filed by Wellington Management Company, LLP on April 8, 2005. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(4)	Includes 1,862,199 shares underlying options exercisable within 60 days of April 15, 2005. Excludes 6,709 shares and 153,775 shares underlying options exercisable within 60 days of April 15, 2005 held by Mr. Walsh’s spouse, a former management employee of the Company.

(5)	Number of shares beneficially owned based solely upon a Schedule 13G/ A filed jointly by Brown Brothers Harriman & Co. (“Brown”), Timothy Hartch, 1818 Masters Partners Ltd, and Richard H. Witmer on February 2, 2005. According to the Schedule 13G/ A: Brown beneficially owns 2,727,683 shares of common stock, Mr. Hartch beneficially owns 2,727,683 shares of common stock, 1818 Masters Partners Ltd beneficially owns 2,727,683 shares of common stock, and Mr. Witmer beneficially owns 2,727,683 shares of common stock. The address for all beneficial owners is 140 Broadway, New York, NY 10005.

(6)	Includes 2,193,846 shares underlying options exercisable within 60 days of April 15, 2005.

(7)	Includes 1,232,602 shares underlying options exercisable within 60 days of April 15, 2005.

(8)	Includes 359,706 shares underlying options exercisable within 60 days of April 15, 2005.

(9)	Includes 7,500 shares underlying options exercisable within 60 days of April 15, 2005 and includes 14,000 shares held by a private corporation controlled by Mr. Adams. Excludes 200 shares held by Mr. Adams’s spouse.

(10)	Includes 213,988 shares underlying options exercisable within 60 days of April 15, 2005.

(11)	Includes 45,700 shares underlying options exercisable within 60 days of April 15, 2005.

(12)	Includes 51,666 shares underlying options exercisable within 60 days of April 15, 2005.

(13)	Includes 31,250 shares underlying options exercisable within 60 days of April 15, 2005.

(14)	Includes 33,333 shares underlying options exercisable within 60 days of April 15, 2005.

(15)	Includes 31,250 shares underlying options exercisable within 60 days of April 15, 2005.

(16)	Includes 5,000 shares underlying options exercisable within 60 days of April 15, 2005.

(17)	Includes 5,698,334 shares underlying options exercisable within 60 days of April 15, 2005.

Executive Compensation and Related Information
      The following table sets forth information regarding total compensation paid by AMICAS for services rendered by:

(i) The individuals who, during 2004, served as our Chief Executive Officers;

(ii) Our four other most highly compensated executive officers as of December 31, 2004 whose annual salary and bonus exceeded $100,000 during 2004, as well as a former executive officer for whom disclosure would have been provided, but for the fact that the individual was no longer serving as an executive officer at the end of 2004; and

(iii) Our current Chief Financial Officer who joined AMICAS on October 1, 2004 for whom disclosure is not required; (collectively, the “Named Executive Officers”).
Summary Compensation Table

					Long Term Compensation

		Annual Compensation		Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)(2)

Joseph M. Walsh(3)	2004	310,000	—	—	—	150,000	9,000
CEO and President	2003	310,000	—	—	—	—	8,000
	2002	295,000	295,000	—	—	—	11,000
Stephen N. Kahane, M.D., M.S.(4)	2004	264,000	—	—	—	815,000	9,000
CEO and President	2003	230,000	—	—	—	—	8,000
	2002	220,000	220,000	—	—	—	11,000
Michael A. Manto(5)	2004	230,000	—	—	—	105,000	9,000
Executive Vice President and CFO	2003	230,000	—	—	—	—	8,000
	2002	220,000	220,000	—	—	—	11,000
Joseph D. Hill(6)	2004	56,000	—	—	—	450,000	—
Vice President and CFO
Hamid Tabatabaie(7)	2004	217,000	796,000	—	—	500,000	—
CEO of Company subsidiary, Amicas PACS, Corp.
C. Daren McCormick(8)	2004	185,000	—	—	—	17,000	4,000
Vice President, General Manager	2003	185,000	—	—	—	—	5,000
	2002	175,000	175,000	—	—	200	8,000
Eric Montgomery(9)	2004	165,000	—	56,000	—	30,000	9,000
	2003	173,000	—	—	—	—	5,000
Stephen Hicks	2004	195,000	—	—	—	90,000	8,000
Vice President, General Counsel	2003	190,000	—	—	—	—	8,000
and Corporate Secretary	2002	180,000	144,000	—	—	—	11,000

(1)	Does not include compensation in the form of perquisites or other personal benefits for all named officers because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for all named officers during those years; includes commission for Mr. Montgomery.

(2)	Represents 401(k) savings plan contributions by AMICAS. The 2001 contributions for some of the Named Executive Officers were adjusted in 2002 in accordance with applicable 401(k) rules.

(3)	Mr. Walsh served as our Chief Executive Officer and President through August 31, 2004.

(4)	Dr. Kahane served as our Chief Executive Officer and President from September 1, 2004 through December 31, 2004. He formerly served as our Chief Strategy Officer.

(5)	Mr. Manto ceased to be an executive officer on September 30, 2004.

(6)	Mr. Hill joined AMICAS on October 1, 2004 and served as our Vice President and CFO from October 1, 2004 through December 31, 2004.

(7)	Mr. Tabatabaie became an executive officer of AMICAS in 2004. Pursuant to mutual agreement, his employment with AMICAS will terminate on April 30, 2005. Mr. Tabatabaie’s bonus was paid pursuant to the Employee Bonus Plan of the Agreement and Plan of Merger with AMICAS, Inc. dated November 25, 2003, as amended.

(8)	Mr. McCormick ceased to be an executive officer on January 3, 2005 upon the sale of our medical division.

(9)	Mr. Montgomery became an executive officer of AMICAS in 2003.
Option Grants in Last Fiscal Year
      During 2004 the following stock option grants were made to the Named Executive Officers:
Individual Grants in 2004

	Number of	% of Total
	Securities	Options
	Underlying	Granted
	Options	to	Exercise Price
Name	Granted	Employees	Per Share	Expiration Date	Grant Date Present Value(1)

Joseph M. Walsh	$150,000	5.0%	$3.57	12/31/2004	$2.57
Stephen N. Kahane, M.D., M.S.(2)	115,000	3.8%	$3.57	4/26/2014	$2.56
	250,000	8.3%	$3.02	7/26/2014	$1.92
	450,000	15.0%	$3.02	7/26/2014	$2.15
Michael A. Manto	105,000	3.5%	$3.57	12/31/2004	$2.57
C. Daren McCormick	17,000	0.6%	$3.92	1/3/2005	$2.57
Joseph D. Hill(3)	200,000	6.7%	$3.80	10/1/2014	$2.43
	250,000	8.3%	$3.80	10/1/2014	$2.25
Eric Montgomery	30,000	1.0%	$3.79	3/26/2014	$2.15
Hamid Tabatabaie	500,000	16.7%	$3.74	9/27/2004	$2.15
Stephen Hicks	90,000	3.0%	$3.57	4/26/2014	$2.56

(1)	Based on the Black-Scholes pricing model. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, and average life. The estimated values above use the following significant assumptions:

(a)	For option grants made in the first quarter of 2004, we assumed volatility of 73.10%, dividend yield of 0%, 4 year average life of the options and a risk-free interest rate of 2.60%;

(b)	For option grants made in the second quarter of 2004, we assumed volatility of 72.40%, dividend yield of 0%, 7 and 4 year average life of the options and a risk-free interest rate of 2.75%;

(c)	For option grants made in the third quarter of 2004, we assumed volatility of 71.90%, dividend yield of 0%, 6 and 5 year average life of the options and a risk-free interest rate of 3.32%; and

(d)	For option grants made in the fourth quarter of 2004, we assumed volatility of 68.90%, dividend yield of 0%, 6 and 5 year average life of the options and a risk-free interest rate of 3.30%.
The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

(2)	On July 26, 2004, in connection with Mr. Kahane’s clarified employment agreement, Mr. Kahane was awarded options to purchase 450,000 shares of our common stock, 250,000 of which vest subject to the attainment of certain performance goals which are described below under “Employment Contracts and Change of Control Arrangements.”

(3)	On October 1, 2004, in connection with Mr. Hill’s employment agreement, Mr. Hill was awarded options to purchase 450,000 shares of our common stock, 250,000 of which vest subject to attainment of certain performance goals which are described below under “Employment Contracts and Change of Control Arrangements.”
Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values
      Shown below is information with respect to the number of AMICAS shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2004 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executive officers on December 31, 2003 and the aggregate gains that would have been realized had these options been exercised on December 31, 2004, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal Year		In-the-Money Options at
	Shares		End(#)		Fiscal Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph M. Walsh(2)	—	$—	1,862,199	—	$4,373,303	—
Stephen N. Kahane, M.D., M.S.	—	$—	1,744,580	794,367	$2,975,467	$1,072,409
Michael A. Manto	100,000	$230,000	1,232,602	—	$2,896,575	$—
C. Daren McCormick	—	$—	378,756	17,400	$878,573	$9,500
Joseph D. Hill	—	$—	—	450,000	—	$292,500
Eric Montgomery	—	$—	28,550	201,450	$34,360	$225,540
Hamid Tabatabaie	—	$—	20,833	479,167	$14,791	$340,209
Stephen Hicks	—	$—	213,988	90,100	$502,872	$79,395

(1)	The closing price for our common stock as reported by the NASDAQ National Market on December 31, 2004 was $4.45. The value is calculated on the basis of the difference between the option exercise price and $4.45, multiplied by the shares of common stock underlying the option.

(2)	Does not include the following options held by Mr. Walsh’s spouse, a former management employee of the Company: (i) exercisable options to purchase 153,775 shares of our common stock, of which 153,352 shares are in-the-money, with a value at fiscal year end of $315,194 and (ii) unexercisable options to purchase 423 shares of our common stock, all of which are in-the-money with a value at fiscal year end of $4,061.

Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

	(a)	(b)	(c)

			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders(1)	2,701,162	$4.06	4,972,106
Equity compensation plans not approved by security holders(3)	8,742,518	$2.52	9,860,801

Total	11,443,680	$2.34	14,832,907

(1)	Consists of our:

•	2002 Employee Stock Purchase Plan

•	1996 Stock Option Plan

•	Length-of-Service Nonqualified Stock Option (“LOSSO”) Plan

•	Directors Stock Option Plan

(2)	Includes 1,269,175 shares issuable under our LOSSO Plan. Effective July 1, 2002, we discontinued granting options under the LOSSO Plan. Also includes 404,759 shares issuable under our 2002 Employee Stock Purchase Plan.

(3)	Consists of our 2000 Broad-Based Stock Plan (the “2000 Plan”), for which stockholder approval was neither sought nor obtained, and which was adopted by the Board of Directors effective June 13, 2000. The 2000 Plan has 21,166,700 shares of common stock of the Company reserved for nonqualified option grants, stock appreciation right grants or stock grants. As of December 31, 2004, 9,860,801 shares remain available for grant under the 2000 Plan.
Directors and employees are eligible to receive grants under the 2000 Plan, which is administered by our Compensation Committee. The Compensation Committee approves options, rights or stock grants under the 2000 Plan, including (i) the number of shares of common stock covered by such options, rights or stock grants, (ii) the dates upon which such options, rights or stock grants become exercisable (which is typically over a three-to four-year period), (iii) the exercise price of such options, rights or stock grants (which may not be less than the fair market value of a share of stock on the date the option or right is granted), and (iv) the duration of the options, rights or stock grants (which may not exceed ten years). The Compensation Committee has delegated to our Chief Executive Officer the authority to grant a limited number of options under the 2000 Plan to new and current employees, other than executive officers and certain other officers. As of December 31, 2004, our Chief Executive Officer had the authority to grant options for up to 173,000 shares.
      No options, rights or stock grants may be awarded under the 2000 Plan after June 13, 2010.
Employment Contracts and Change of Control Arrangements
      The following are descriptions of the employment and change of control arrangements with certain Named Executive Officers.

      Joseph M. Walsh: We entered into a one year employment agreement with Mr. Walsh on April 26, 2004 which employment agreement was effective as of January 1, 2004 and superseded the prior employment agreement executed July 2000. The agreement provided for:

•	An annual base salary of $310,000.

•	The grant of options to purchase 150,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	Incentive compensation for 2004 in the event that certain performance goals were met in the form of a cash bonus payment and the acceleration of vesting for a certain percentage of the 150,000 options granted. These performance goals were not met.

•	A severance payment, upon the termination of employment by AMICAS without cause or for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months.

•	A severance payment, payable in accordance with our normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of AMICAS.
      On July 26, 2004, we clarified the agreement with regard to the terms of certain option grants. By agreement with Mr. Walsh, this employment agreement was terminated as of December 31, 2004 and no severance payments or benefits are due to Mr. Walsh.
      Stephen N. Kahane: We entered into a one year employment agreement with Dr. Kahane on April 26, 2004 which employment agreement was effective as of January 1, 2004 and superseded the prior employment agreement executed July 2000. The agreement provides for:

•	An annual base salary of $236,000.

•	The grant of options to purchase 115,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	Incentive compensation for 2004 in the event that certain performance goals were met in the form of a cash bonus payment and the acceleration of vesting for a certain percentage of the 115,000 options granted. These performance goals were not met.

•	A severance payment, upon the termination of employment by AMICAS without cause or for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months.

•	A severance payment, payable in accordance with our normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of AMICAS.
      On July 26, 2004, we clarified the agreement with regard to the terms of certain option grants, and, in connection with Dr. Kahane’s promotion to Chief Executive Officer and President, made the following modifications:

•	Extended the term of the agreement to December 31, 2005.

•	Provided for an annual base salary of $300,000 for the remainder of 2004 and $325,000 for 2005.

•	Granted options to purchase 450,000 shares of the Company’s common stock at fair market value on the grant date with the following vesting provisions:

•	These options vest on the sixth anniversary of the grant date.

•	Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ National Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 225,000 of the option shares will vest and become exercisable effective December 31, 2005 (if acceleration of all 225,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares).

•	Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the sum of (i) the option shares that remained unvested as of December 31, 2005 plus (ii) an additional 225,000 will vest and become exercisable effective December 31, 2006.

•	If there is a change in control on or before June 30, 2005, 50% of the option shares will immediately vest (225,000 option shares) and the remaining option shares shall terminate. If there is a change in control after June 30, 2005, all of these option shares shall immediately vest.

•	If the applicable goals are met before Dr. Kahane is terminated for non-renewal, good reason or without cause and the stock options vest as a result thereof, the exercise period for those options shall continue for five (5) years from the date of termination.

•	Unvested stock options will not vest if termination for non-renewal, good reason or without cause of Dr. Kahane’s employment occurs before or after the target measuring period and/or share goal period, and the applicable goals for the target measuring period and/or the share goal period are not met.

•	Upon Dr. Kahane’s voluntary termination, as described in the Agreement, termination for cause, or death or total and permanent disability, as defined in the Agreement, the unvested portion of the 450,000 option shares shall be canceled and unexercisable.

•	Granted options to purchase 250,000 shares of the our common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date.

•	Upon termination for non-renewal, good reason or without cause, all vested options shall expire five (5) years from the date of termination of employment, ninety (90) days for termination with cause, as defined in the agreement, and two (2) years for voluntary termination, death or disability, as defined in the agreement.

•	Provided for incentive compensation of cash bonus payments of up to $188,000 in 2004 subject to certain performance goals and up to $250,000 in both 2005 and 2006 subject to the attainment of certain average stock price goals (as discussed above). The performance goals for 2004 were not met.
      For 2005 the agreement was modified to provide for additional incentive cash compensation pursuant to a program established by the Compensation Committee in the event that certain performance goals are met.

      Joseph D. Hill: We entered into an employment agreement with Mr. Hill on October 1, 2004 the term of which ends on December 31, 2005. The agreement provides for:

•	An annual base salary of $235,000.

•	The grant of options to purchase 200,000 shares of the Company’s common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date with the following provisions:

•	Upon termination of employment for non-renewal, good reason or without cause, one half of all the unvested option shares on the termination date shall immediately fully vest and the right to exercise any and all vested option shares shall terminate on the earlier of one (1) year from termination or ten (10) years from the date of grant. All other unvested option shares shall be canceled.

•	Upon a change in control, as defined in the Agreement, unvested stock options shall fully vest and the exercise period shall terminate on the earlier of two (2) years from termination or ten (10) years from the date of grant.

•	Upon termination of employment by the Company for cause, as defined in the Agreement, or voluntary termination, as described in the Agreement, all unvested stock options shall be canceled.

•	Upon termination of employment for any other reason including death or total and permanent disability, as defined in the Agreement, but excluding any termination by the Company without cause, for cause or voluntary termination, all unvested stock options shall immediately fully vest and the right to exercise any and all vested stock options shall terminate on the earlier of one (1) year from termination or ten (10) years from the date of grant.

•	Upon voluntary termination, all vested stock options will continue for five (5) years from the date of termination.

•	The additional grant of options to purchase 250,000 shares of the Company’s common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date except as follows:

•	Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The NASDAQ National Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 125,000 of the option shares will vest and become exercisable effective December 31, 2005 (if acceleration of all 125,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares).

•	Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the sum of (i) the option shares that remained unvested as of December 31, 2005 plus (ii) an additional 125,000 will vest and become exercisable effective December 31, 2006.

•	The option shares are subject to certain other vesting and exercise provisions. If there is a change in control on or before June 30, 2005, 25% of the option shares will immediately vest (62,500 option shares) and the remaining option shares shall terminate. If there is a change in control after June 30, 2005 but on or before December 31, 2005, 50% of the option shares will immediately vest (125,000 option shares) and the remaining option shares shall terminate. If there is a change in control on or after January 1, 2006, all of these option shares shall immediately vest.

•	If the applicable goals are met before Mr. Hill is terminated for non-renewal, good reason or without cause and the stock options vest as a result thereof, the exercise period for those options shall continue for two (2) years from the date of termination.

•	Unvested stock options will not vest if termination for non-renewal, good reason or without cause of Mr. Hill’s employment occurs before or after the target measuring period and/or share goal period, and the applicable goals for the target measuring period and/or the share goal period are not met.

•	While employed, all vested options will continue for ten (10) years from the date of grant. Upon termination for non renewal, good reason or without cause, all vested options shall expire five (5) years from the date of termination of employment, ninety (90) days for termination for cause, and two (2) years for voluntary termination, death or total and permanent disability. Upon voluntary termination, termination for cause, or death or total and permanent disability, the unvested portion of the option shares shall be canceled and unexercisable. In no event shall the exercise period for any of these option shares extend beyond ten (10) years from the date of grant of such option.

•	Incentive compensation of (i) cash bonus payments of up to $80,000 in 2005 subject to certain performance goals and up to $100,000 in 2006 subject to the attainment of certain average stock price goals, and (ii) the acceleration of vesting for a certain percentage of the stock options granted pursuant to the agreement.

•	A severance payment, upon the termination of employment by AMICAS without cause or upon non-renewal of the agreement, payable in accordance with our normal payroll procedure, equal to one times the then-current annual base salary, payment of the cash bonus if we meet certain performance goals, and the payment of health insurance premiums for twelve months.

•	A severance payment, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of AMICAS.
      In 2005 the agreement was modified to provide for additional incentive cash compensation pursuant to a program established by the Compensation Committee in the event that certain performance goals are met.
      Michael A. Manto: We entered into a one year employment agreement with Mr. Manto on April 26, 2004 which employment agreement was effective as of January 1, 2004 and superseded the prior employment agreement executed July 2000. The agreement provided for:

•	An annual base salary of $230,000 and the grant of options to purchase 115,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	Incentive compensation for 2004 in the event that certain performance goals were met in the form of a cash bonus payment and the acceleration of vesting for a certain percentage of the 115,000 options granted. These performance goals were not met.

•	A severance payment, upon the termination of employment by AMICAS without cause or for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months.

•	A severance payment, payable in accordance with our normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of AMICAS.
      On July 26, 2004, we clarified the agreement with regard to the terms of certain option grants. In October 2004, the Company began paying Mr. Manto severance benefits pursuant to the terms of his employment agreement.
      Stephen Hicks: We entered into a one year employment agreement with Mr. Hicks on April 26, 2004 which employment agreement was effective as of January 1, 2004 and superseded the prior employment agreement executed August 2000. The agreement provides for:

•	An annual base salary of $195,000 for 2004 and the grant of options to purchase 90,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	Incentive compensation for 2004 in the event that certain performance goals were met in the form of a cash bonus payment and the acceleration of vesting for a certain percentage of the 90,000 options granted. These performance goals were not met.

•	A severance payment, upon the termination of employment by AMICAS without cause or for good reason (as defined in the agreement) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months.

•	A severance payment, payable in accordance with our normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of AMICAS.
      On July 26, 2004, we clarified the agreement with regard to the terms of certain option grants. Effective January 1, 2005, the agreement was modified to provide for an annual base salary of $205,000 and incentive cash compensation pursuant to a program established by the Compensation Committee in the event that certain performance goals are met.
      The agreements with all the above Named Executive Officers provide for an additional gross-up payment to be made to the Named Executive Officers in the event that, upon a change in control of AMICAS, any payments to such Named Executive Officers would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. The agreements automatically renew for one year terms unless prior written notice is delivered by the other party. Each agreement contains certain non-compete, non-solicit and non-disclosure provisions to protect the Company’s interests, and permit the Named Executive Officers to participate in our employee benefit programs.
REPORT OF THE COMPENSATION COMMITTEE
      In 2004, the Compensation Committee consisted of Messrs. Adams, DeNelsky and Shepherd. It is the Compensation Committee’s responsibility to:

•	establish the compensation policies applicable to the executive officers and certain other officers and determine the annual compensation, including the grant of stock awards intended to be §162(m) compliant, of each executive officer;

•	exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

•	perform such other duties as the Board of Directors from time to time may direct.
      In performing these duties, we consider recommendations from management along with other factors.
The Compensation Committee’s Philosophy
      Our philosophy on establishing executive compensation is to:

•	foster a high-performance culture that motivates and retains high-performing executives; and

•	create a comprehensive incentive compensation plan which may include a combination of stock-based and cash compensation.
      In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each executive officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The compensation package for officers of AMICAS includes a combination of salary, bonus and stock option grants with vesting acceleration based on attainment of specified financial goals. We believe that stock-based compensation in the form of stock option grants is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of AMICAS.
      Our executive compensation provides an overall level of compensation opportunity that the Compensation Committee believes is competitive with companies in our industry of comparable size and complexity. In 2004, the Compensation Committee considered third-party survey data in setting the 2004 base salaries and bonus targets for our top executives. Our objective in setting base salaries is to provide total cash compensation at a level that is at the median range for comparable companies.
      Bonus. In 2004, we did not award our executive officers performance-based year-end bonuses.
      Stock Option Grants. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of AMICAS common stock on the date of grant and expire not later than ten years from the date of grant. It is currently the practice of the Compensation Committee to grant to our executive officers stock options which generally vest six years from the date of the grant and an acceleration of the vesting period if specific income and revenue targets are met. Option awards for our executive officers are based on the Compensation Committee’s assessment of the contributions to AMICAS of each officer and recommendations of the Chief Executive Officer for officers other than the

Chief Executive Officer. The options granted to executive officers by the Compensation Committee in 2004 consisted of the following:
Options Granted to Executive Officers in 2004

				Option Grant	Options Vested
	Grant Date	Expiration Date	Options Granted	Price	as of 12/31/2004

Name
Joseph M. Walsh	4/26/2004	12/31/2004	150,000	$3.57	—
Michael A. Manto	4/26/2004	12/31/2004	105,000	$3.57	—
Stephen N. Kahane, M.D., M.S.	4/26/2004	4/26/2014	115,000	$3.57	—
Stephen N. Kahane, M.D., M.S.	7/26/2004	7/26/2014	700,000	$3.02	20,833
Stephen Hicks	4/26/2004	4/26/2014	90,000	$3.57	—
Kevin Silk	4/02/2004	4/02/2014	21,000	$3.92	—
C. Daren McCormick	4/26/2004	1/03/2005	17,000	$3.92	—
Eric A. Montgomery	3/26/2004	3/26/2014	30,000	$3.79	—
Pamela K. Hannah	4/02/2004	4/03/2005	44,000	$3.92	—
Hamid Tabatabaie	9/27/2004	9/27/2014	500,000	$3.74	20,833
Joseph D. Hill	10/1/2004	10/1/2014	450,000	$3.80	—
      Chief Executive Officer Compensation. We followed the same policies described above in setting the compensation package for our Chief Executive Officer in 2004. Mr. Walsh served as our Chief Executive Officer and Chairman from January 1, 2004 to August 31, 2004 under an employment contract dated April 26, 2004, which was approved by the Compensation Committee. Mr. Walsh’s compensation for 2004 consisted of an annual base salary of $310,000. Dr. Kahane served as Chief Executive Officer from September 1, 2004 through December 31, 2004 under an employment agreement dated April 26, 2004 as modified on June 26, 2004. Dr. Kahane’s compensation for the period in 2004 he served as Chief Executive Officer was $300,000 on an annual basis.
Compliance With Internal Revenue Code Section 162(m)
      Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company’s stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). However, because our stock incentive plans do not satisfy the requirements necessary to treat compensation attributable to stock options as qualified performance-based compensation, it is possible that such compensation may be subject to the Section 162(m) limit in future periods. In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee:
Kenneth R. Adams
Stephen J. DeNelsky
David B. Shepherd
Compensation Committee Interlocks and Insider Participation
      In 2004, the Compensation Committee consisted of Messrs. Adams, DeNelsky and Shepherd. None of Messrs. Adams, DeNelsky or Shepherd has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
      None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of the Company or member of the Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
      From January 2004 until March 2004 the Audit Committee was composed of Kenneth R. Adams, Stephen J. DeNelsky and David B. Shepherd. In March 2004 Lisa W. Zappala replaced Mr. Adams on the Audit Committee. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in April 2001 and subsequently amended in March 2004. A copy of the Audit Committee charter is available on the Company’s website at http://www.amicas.com/about/investorrelations.asp. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market, and Mr. Shepherd and Ms. Zappala are audit committee financial experts as defined by the rules of the Securities and Exchange Commission.
      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and independently discussed those financial statements with the Company’s management and with the Company’s registered accountants, BDO Seidman, LLP. Furthermore, the Audit Committee reviewed and discussed with the Company’s registered accountants the extended audit procedures conducted quarterly by the registered accountants regarding the Company’s recognition of revenues and capitalized software costs.
      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s registered accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards; for issuing a report on those financial statements; and for auditing the effectiveness of the Company’s internal controls over financial reporting. The Company’s registered accountants also perform timely reviews of the Company’s unaudited quarterly financial statements and issue a separate review report on those financial statements. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, compensating, overseeing and, when necessary, terminating the engagement of the registered accountants. The Audit Committee is also responsible for reviewing management’s and the registered accountants’ reports on the Company’s internal control over financial reporting. The Audit Committee pre-approves all audit services and all other services (review, attest and non-audit) to be provided to the Company by the registered accountants. As appropriate, the Audit Committee reviews and evaluates, and discusses with the

Company’s management, internal accounting and financial personnel and the registered accountants, the following:

•	the plan for, and the registered accountants’ report on, each audit and review of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	the Audit Committee’s charter;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.
      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with BDO Seidman, LLP the Company’s registered accountants.
      The Company’s registered accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the registered accountants the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the registered accountants’ provision of the other, non-audit related services to the Company, which are described in “Independent Accountant Fees and Other Matters” below, is compatible with maintaining such accountants’ independence.
      Based on its discussions with management and the registered accountants, and its review of the representations and information provided by management and the registered accountants, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee:
David B. Shepherd
Stephen J. DeNelsky
Lisa W. Zappala

Independent Accountant Fees and Other Matters
      The following table summarizes the fees of BDO Seidman, LLP our registered accountants, billed to us for each of the last two fiscal years:

Fee Category	2004	2003

Audit Fees(1)	$475,000	$309,900
Audit-Related Fees(2)	$56,000	$300,400
Tax Fees(3)	$103,000	$95,000
All Other Fees	—	—

Total Fees	$634,000	$705,300

(1)	Audit fees consist of fees for the audits of our financial statements and internal controls including quarterly testing regarding the Company’s recognition of revenues and capitalized software costs, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to due diligence related to mergers and acquisitions, employee benefit audits, accounting consultations in connection with the sale of our medical division, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and tax returns, accounted for $63,000 of the total tax fees billed in 2004 and $50,000 of the total tax fees in 2003. Tax advice and tax planning services relate to tax advice related to the sale of the Company’s medical division and employee benefit plans.
Pre-Approval Policy and Procedures
      The Audit Committee’s policy on the pre-approval of services provided by the registered accountants is set forth in its charter. A copy of the Audit Committee charter is available on the company’s website at http://www.amicas.com/about/investorrelations.asp.

STOCK PRICE PERFORMANCE GRAPH
      The graph below compares the cumulative total return on our common stock with the NASDAQ National Market index (U.S. companies) and Russell 2000 index for the period from December 31, 1999 to December 31, 2004. The comparison assumes that $100 was invested on December 31, 1999 in our common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Amicas Inc, the NASDAQ Stock Market (U.S.) Index
and the Russell 2000 Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

AMICAS common stock	$100.00	$12.02	$18.12	$12.34	$14.17	$14.27
NASDAQ National Market index	100.00	59.19	44.90	25.97	37.93	40.26
Russell 2000 index	100.00	96.98	99.39	79.03	116.38	137.71

*	$100 invested on 12/31/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee of the Board of Directors has appointed the firm of BDO Seidman, LLP as registered accountants for AMICAS for the year ending December 31, 2005. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR AMICAS FOR THE YEAR ENDING DECEMBER 31, 2005.
OTHER MATTERS
Annual Report to Stockholders
      The Annual Report of AMICAS for the year ended December 31, 2004, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.
Annual Report on Form 10-K
      Our Internet address is http://www.amicas.com. The information on our website is not a part of, or incorporated into, this Proxy Statement pursuant to Section 14(a) of the Exchange Act. We make available on our website, and we will provide without charge at the written request of any holder of our common stock of record as of the close of business on April 25, 2005, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, for which we may impose a fee, limited to our reasonable expenses in providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-K should be mailed to:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135
No Incorporation by Reference of Committee Reports or Stock Price Performance Graph
      The information in this Proxy Statement under the captions “Report of the Compensation Committee,” “Report of the Audit Committee” and “Stock Price Performance Graph” should not be deemed to have been filed with the Securities and Exchange Commission and such information shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Stockholder Proposals
      Proposals to be included in the Proxy Statement. We expect to hold our 2006 Annual Meeting of Stockholders in June 2006 and we expect to mail our Proxy Statement in connection therewith by April 2006. Accordingly, proposals of stockholders that are intended to be presented at our 2006 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Exchange Act and our by-laws. Proposals must be submitted in writing and received by the Corporate Secretary at the address above on or before December 27, 2005 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.
      Other Proposals (not to be included in the Proxy Statement). According to our Second Amended and Restated By-laws, a stockholder proposal may only be acted upon at an annual meeting of stockholders if the stockholder gives us notice of such proposal at least 90 but not less than 60 days before such annual meeting; provided, however, that if we give less than 60 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to us not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2006 Annual Meeting of Stockholders must be submitted in writing at least 90 but not less than 60 days from such meeting, except as noted above, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the stockholder proposal.
Other Matters to be Brought Before the Annual Meeting
      The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.
Expenses of Solicitation
      AMICAS will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others so that they may forward such materials to such beneficial owners. AMICAS may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.
Householding
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135
Telephone: (617) 779-7878
      If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Stephen N. Kahane, MD
CEO and Vice Chairman
Boston, Massachusetts
April 26, 2005
THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

PROXY

AMICAS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON FRIDAY, JUNE 10, 2005

     The undersigned hereby appoints STEPHEN N. KAHANE, JOSEPH D. HILL and STEPHEN HICKS, and each of them acting individually, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of AMICAS, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Friday, June 10, 2005 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1)	To elect the six (6) directors listed below to serve until the 2006 Annual Meeting of Stockholders:
	☐	FOR all nominees listed Kenneth R. Adams	☐	WITHHOLD AUTHORITY to vote for all nominees listed
Phillip M. Berman
Stephen J. DeNelsky
Stephen N. Kahane, M.D., M.S.
David B. Shepherd
Lisa W. Zappala

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

(Continued, and to be signed, on the other side)

(Continued from the other side)

(2)	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2005:

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE
PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON BOTH SIDES OF THIS PROXY.

Date                    , 2005

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON FRIDAY, JUNE 10, 2005. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.